UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2008
Date of Report (Date of earliest event reported):

TAPSLIDE, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52056	26-311760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Corporate Circle, Suite 116, Golden, Colorado 80401
(Address of principal executive offices)

866-469-3083
Registrant's telephone number, including area code:

Almadoro Minerals Corp., 14405 W. Colfax Ave. Suite 104, Lakewood, Colorado 80401
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant.

On September 17, 2008, TapSlide, Inc. (the “Company”) dismissed Manning Elliott LLP, Chartered Accountants (the “Manning Elliott”) as its independent registered public accounting firm.

In Manning Elliott’s principal accountant’s report on the Company’s financial statements for each of the past two years, no adverse opinion or disclaimer of opinion was issued and no opinion of Manning Elliott was modified as to audit scope or accounting principles. Manning Elliott’s reports on the Company’s financial statements for the fiscal year ended January 31, 2008, as reported in the registrant’s Form 10-K filed with the Securities and Exchange Commission on June 23, 2008 and for the fiscal year ended January 31, 2007, as reported in the registrant’s Form 10-KSB filed with the Securities and Exchange Commission on May 9, 2007, each contained a paragraph concerning uncertainty as to the Company’s ability to continue as a going concern.

The change in auditor was recommended and approved by the Company’s Board of Directors.

During the Company’s two most recent fiscal years and subsequent interim periods preceding this change of independent auditors, the Company is not aware of any disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the Company’s two most recent fiscal years and subsequent interim periods preceding the dismissal of Manning Elliott, the Company was not advised by Manning Elliott of any of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K.

On September 18, 2008, the Company engaged Larry O’Donnell, CPA, P.C. as its new independent registered public accounting firm. During the two most recent fiscal years and subsequent interim periods preceding the appointment of Larry O’Donnell, CPA, P.C., the Company has not consulted with Larry O’Donnell, CPA, P.C. regarding any matter.

Item 9.01.   Financial Statements and Exhibits.

Exhibit	Description

16.1	Letter consent from Manning Elliott LLP, Chartered Accountants regarding change in certifying accountant

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008	TAPSLIDE, INC.. /s/ Michael Stemple Michael Stemple, President